Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the Third Quarter, 2009
— BankAtlantic’s core deposits (1) reached $2.5 billion, exceeding previous record levels—
— BankAtlantic’s regulatory capital ratios increased to
13.5% for total risk-based capital and 11.6% for Tier 1 risk-based capital —
FORT LAUDERDALE, Florida – October 22, 2009 –BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss from continuing operations of ($52.1) million, or ($3.45) per diluted share for the quarter ended September 30, 2009, compared to a net loss from continuing operations of ($38.4) million, or ($2.54) per diluted share for the quarter ended June 30, 2009, and a net loss from continuing operations of ($11.0) million, or ($0.73) per diluted share for the quarter ended September 30, 2008.
          The increased loss was primarily the result of a higher loan loss provision in the current quarter at both BankAtlantic and the Parent company, and to a lesser extent, when compared to the 2008 third quarter, the elimination of tax benefits (due to a full deferred tax allowance since the fourth quarter of 2008).
          BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan commented, “We welcome the news from economists that the current recession may now be easing. However, the present environment continues to be extraordinarily demanding and presents challenges for both our customers and our industry. As we address these challenges, our management team remains dedicated to navigating through the current challenges and focusing on long-term strategies.  These strategies include continuing to build our low-cost deposits, improving efficiency in our operations, de-leveraging our balance sheet, maintaining appropriate

(1)	Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Third Quarter 2009 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

levels of capital, implementing strategies for diversifying our loan portfolio, and, above all, growing and building strong customer relationships. We believe the foundation provided by these long-term efforts will position BankAtlantic well in a post-recessionary environment.
          “During the third quarter, BankAtlantic Bancorp (“the Company’) successfully completed a rights offering, raising approximately $76 million in capital from existing shareholders. The Company chose to contribute $75 million of this new capital directly into BankAtlantic. As a result, BankAtlantic’s regulatory capital ratios are at their highest levels in the last decade. BankAtlantic’s capital ratios at September 30, 2009 were:
•	Tangible capital/tangible assets of 8.4%

•	Core capital of 8.3% (vs. regulatory well-capitalized level of 5%)

•	Tier 1 risk-based capital of 11.6% (vs. regulatory well-capitalized level of 6%)

•	Total risk-based capital of 13.5% (vs. regulatory well-capitalized level of 10%)
          “Additionally, despite the higher loan loss provision in the third quarter, we continue to be very pleased with BankAtlantic’s core business results. Highlights for the third quarter of 2009 include:
•	“Core deposits have grown to record high balances, while our borrowings are at their lowest levels in nearly two decades;

•	“Pre-tax core operating earnings(2), non-interest income, non-interest expense and net interest margin all improved compared to both the 2009 second quarter and the 2008 third quarter;

•	“Total non-interest expenses, including what we consider core expenses(3), are at their lowest levels since 2005;

•	“Total non-accrual loans declined slightly, including a net decrease in commercial real

(2)	Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, FDIC special assessments and impairment, restructuring and exit activities. A reconciliation of loss from bank operations to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Third Quarter 2009 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

(3)	Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, FDIC special assessments, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s Third Quarter 2009

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Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

estate non-performing loans; total non-performing assets were essentially flat during the quarter;

•	“Even after absorbing an increase in quarterly charge-offs, our allowance for loan losses is at the highest level in BankAtlantic’s history.
          “Our strategy throughout the last two years’ challenging economic environment has been to focus on managing credit, maintaining appropriate capital levels and improving core operating earnings. We believe our efforts have produced positive results. Deposits are up significantly. Capital ratios have increased. Margin is up, and expenses and leverage are down. We are proud of these achievements and intend to continue to focus on our fundamental strategies through the remainder of this economic cycle and to provide exceptional local service to our customers as we have for over 57 years,” concluded Alan B. Levan.
BankAtlantic Performance:
     Deposits and Liquidity— BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “BankAtlantic’s deposit base continues to be a stable and growing funding source with core deposits exceeding last quarter’s then record levels. This accomplishment is particularly significant given the seasonality that has traditionally resulted in decreased deposits during the third quarter. This year we continued to experience growth in core deposits during the third quarter.
•	“Core and total deposits at September 30, 2009 were $2.5 billion and $4.0 billion, respectively, with the following strong characteristics:
—	Non-CD balances represented approximately 71.9% of total deposits;

—	The average cost of core deposits and total deposits for the third quarter of 2009 was 0.37% and 0.92%, respectively; and

—	Brokered deposit balances continued to decrease and now represent only 3.0% of assets.
•	“During the third quarter of 2009:
—	Core deposits (Demand, NOW and Savings accounts) increased $45.5 million.

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—	Notwithstanding growth in core deposits, total deposits declined by $95.6 million, as core deposit growth was offset by decreases in brokered deposits of $78.0 million and decreases in other non-core deposit categories of $63.1 million.

—	The cost of total deposits improved, decreasing 21 basis points.
•	“Year-to-date 2009:
—	Core deposits increased approximately $319.9 million.

—	Total deposits increased approximately $33.1 million as the strong growth in core deposits offset net declines in non-core accounts.
          “Further, BankAtlantic continued to reduce its borrowings significantly, resulting in September 30, 2009 borrowings of $416.6 million, or 8.5% of total assets. Our organically grown low-cost deposit base, combined with low levels of brokered deposits and borrowings reflect the fundamental strength of our franchise, particularly when considering the current economic environment and competitive pressures.
•	“During the third quarter of 2009, borrowings were reduced by $250.3 million, or 37.5%.

•	“Since September 30, 2008, borrowings have been reduced by $1.2 billion, or 74.3%.

•	“BankAtlantic’s ratio of total borrowings to deposits plus borrowings was 9.5% at September 30, 2009 compared to 14.1% at June 30, 2009 and 29.5% at September 30, 2008.
     Net Income — “BankAtlantic’s pre-tax loss was ($35.3) million for the third quarter of 2009, compared to a pre-tax loss of ($24.2) million for the second quarter of 2009 and a pre-tax loss of ($4.6) million for the third quarter of 2008. Pretax core operating earnings (as defined above) for the third quarter of 2009 improved to $23.9 million compared to $18.9 million in the second quarter of 2009, and $21.7 million in the third quarter of 2008. Loan loss and tax certificate provisions, debt redemption costs, FDIC special assessments, and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($59.2) million for the third quarter of 2009, ($43.1) million for the second quarter of 2009, and ($26.3) million for the third quarter of 2008.
     Net Interest Margin— “We have proactively de-leveraged our balance sheet and reduced assets through repayment of borrowings with funds from scheduled payments and pay downs on loans and securities, and sales of investment securities. As a result, our average earning assets

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have declined by $288.9 million from the second quarter 2009 and by $1.13 billion from the third quarter 2008. Additionally, while non-performing asset levels have not changed significantly since June 30, 2009, they have increased by $216.6 million since September 30, 2008. At the same time, in spite of these significant balance sheet pressures, BankAtlantic’s net interest margin has remained stable due in part to restructuring efforts, growth in our low-cost deposit base, and disciplined pricing.
•	“Net interest income for the third quarter of 2009 was $41.5 million compared to $40.1 million during the second quarter of 2009 and $51.2 million in the third quarter of 2008.

•	“Net interest margin during the third quarter of 2009 was 3.59%, a 35 basis point improvement from 3.24% during the second quarter of 2009, and a three basis point improvement from 3.56% during the third quarter of 2008. Net interest spread during the third quarter of 2009 was 3.33%, improved by 41 basis points from 2.92% during the second quarter of 2009, and improved by 17 basis points from 3.16% during the third quarter of 2008.

•	“This significant improvement in net interest spread from the second quarter of 2009 was primarily due to lower average rates on borrowings and certificates of deposit due to scheduled maturities and repayment of higher cost borrowings. The impact of the net interest spread improvement on the net interest income and margin was partially offset by a $288.9 million decline of average earning assets during the 2009 third quarter.

•	“The improvement in net interest spread from the third quarter of 2008 was largely the result of changes in the funding mix associated with growth in core deposits and the repayment of FHLB advances. The decline in net interest income and margin from the third quarter of 2008, however, was primarily due to the impact of the $1.1 billion decline in average earning assets, which served to offset the net interest spread improvements.
     Non-interest income — “Total non-interest income for the third quarter of 2009 was $35.5 million compared to $32.8 million in the second quarter of 2009, and $33.9 million for the comparable 2008 period.
          “Excluding securities gains of $4.8 million and $2.1 million in the third and second quarters of 2009, respectively, non-interest income was flat at $30.7 million in the third and

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second quarters of 2009 compared to $33.9 million during the third quarter of 2008. Service charges on deposits declined from the prior year reflecting changes in customer behavior combined with changes in our customer mix as a result of our relationship driven deposit gathering strategies.
     Non-interest expense — “Expense reduction initiatives have continued to result in cost savings. As noted above, BankAtlantic’s core and total non-interest expenses are both at their lowest quarterly levels since 2005.
•	“Total expenses in the third quarter of 2009 were $60.0 million, improved from $61.1 million during the second quarter of 2009, and improved from $66.8 million in the third quarter of 2008.

•	“Core expenses (as defined above) in the third quarter of 2009 were $53.1 million, improved from $54.0 million during the second quarter of 2009, and a 16.4% improvement over core expenses of $63.4 million during the third quarter of 2008.

•	“Year-to-date, core expenses reflected a 16.3% improvement over the comparable nine- month period of 2008.
“Expenses not included in core expenses consisted of the following:
•	“Costs associated with debt redemption of $5.4 million in the third quarter of 2009 compared to $1.4 million in the second quarter of 2009 and no costs in the third quarter of 2008. These costs were associated with the prepayment of certain FHLB borrowings as part of our balance sheet de-leveraging efforts.

•	“Impairment, restructuring and exit charges of $1.7 million in the third quarter of 2009, compared to $1.8 million in the second quarter of 2009 and $0.5 million in the third quarter of 2008. The charges in the current quarter primarily related to impairments of property held for sale based on current reduced real estate values and lease exit costs.

•	“Tax certificate provision of $(0.2) million net recovery in the third quarter of 2009 compared to $1.4 million expense in the second quarter of 2009 and $2.8 million expense in the third quarter of 2008. The net recovery in the current quarter was the result of a favorable law change affecting certain out of state tax certificates.

•	“FDIC special assessment charges of $2.4 million in the second quarter of 2009 compared to $0 in the third quarters of 2009 and 2008.

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Credit Risk Management:
•	“The provision for loan losses in the third quarter of 2009 was $52.2 million, increasing BankAtlantic’s allowance for loan losses to $166.0 million at September 30, 2009. The provision represented 4.18% of total loans at September 30, 2009, compared to 3.79% at June 30, 2009 and 2.40% at September 30, 2008.

•	“The provision for loan losses in the third quarter of 2009 primarily related to our Commercial Real Estate, Consumer and Residential Real Estate loan portfolios. These portfolios continued to experience elevated levels of delinquencies, charge-offs and non-accrual loans. In particular, the Commercial Real Estate portfolio continues to be adversely affected by declining collateral values and general economic conditions. While we are hopeful that recent indications of stabilizing residential real estate markets will result in improvements in the performance of our Residential and Consumer loan portfolios, we anticipate continued pressure over the near term on our primarily Florida-based Commercial Real Estate portfolio.

•	“Third quarter 2009 net charge-offs were $43.1 million, compared to net charge-offs of $25.8 million in the second quarter of 2009, and net charge-offs of $14.9 million during the third quarter of 2008. The increase in net charge-offs was due primarily to continued declines in the value of the collateral for our non-accrual loans.
–	Third quarter 2009 net charge-offs included $21.5 million in the Commercial Real Estate loan portfolio, $12.3 million in the Consumer Loan portfolio, $7.0 million in the Residential Real Estate loan portfolio and $2.2 million in the Small Business loan portfolio.
•	“Total non-accrual loans were $294.9 million at September 30, 2009, reflecting a slight decrease of $0.6 million from the prior quarter, but reflecting an increase of $205.1 million from September 30, 2008. The decrease in non-accrual loans during the third quarter of 2009 included a net decrease in Commercial Real Estate non-accrual loans of $14.4 million offset by a net increase of $11.3 million in Residential Real Estate non-accrual loans and a net increase of $2.2 million in Commercial business non-accrual loans. The decline in non-accrual loans was the result of the increased charge-offs discussed above.

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•	“Total non-performing assets were $328.7 million at September 30, 2009, a decrease of $90,000 from June 30, 2009, but an increase of $216.6 million from September 30, 2008.
“Other credit information for BankAtlantic’s three largest loan portfolios is further detailed below.
          Commercial Real Estate Loans – “We continue to experience losses in our $1.2 billion commercial real estate portfolio as the economic environment continues to impact our borrowers and the values of the underlying collateral.
•	“Net charge-offs increased for the third quarter of 2009 to $21.5 million, compared to net charge-offs in the prior 2009 quarter of $10.5 million.

•	“Delinquencies, excluding non-accrual loans, decreased to $12.5 million or 1.07% of total loans at September 30, 2009, compared to $22.8 million or 1.90% of total loans at June 30, 2009.

•	“Total Commercial Real Estate non-accrual loans decreased by $14.4 million during the third quarter to $189.7 million at September 30, 2009, with increases in non-accrual loan balances offset primarily by charge-offs.

•	“The allowance coverage for Commercial Real Estate loans was increased during the third quarter to 7.6% of the related portfolio primarily due to declines in underlying collateral values.
     At September 30, 2009, BankAtlantic’s Commercial Real Estate loan portfolio included the following:
•	“Commercial residential land acquisition, development and construction loans consisting of:
–	Builder land bank loans: Consisting of 7 loans aggregating $47.6 million, including 6 loans aggregating $46.5 million on non-accrual at September 30, 2009.
–	Land acquisition and development loans: Consisting of 30 loans aggregating $189.3 million, including 9 loans aggregating $60.3 million on non-accrual at September 30, 2009.

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—	Land acquisition, development and construction loans: Consisting of 6 loans aggregating $16.2 million, including 1 loan aggregating $6.7 million on non-accrual at September 30, 2009.
•	“Commercial land loans: Consisting of 30 loans aggregating $109.5 million, including 6 loans aggregating $40.9 million on non-accrual at September 30, 2009.

•	“All other Commercial real estate loans: Portfolio of $808.4 million, including 13 loans aggregating $35.4 million on non-accrual at September 30, 2009.
     Residential Loans — “Our Residential loan portfolio was $1.6 billion at September 30, 2009, representing 41.3% of the Bank’s total loans. The purchased residential loan portfolio (representing 95% of the total residential loan portfolio) consists of approximately 5,400 first mortgage loans secured by properties throughout the United States, the weighted average FICO score of borrowers in this portfolio was 740 at the time of origination and the original back end debt ratio, which we calculate as the ratio of total debt payments (inclusive of the fully amortizing residential loan) to income, was a weighted average of 33.6%. Standard products in this portfolio have never included subprime, negative amortizing, option-arm or ‘pick-a-payment’ loans.
•	“Non-accrual balances increased during the third quarter of 2009 by $11.3 million to $76.0 million at September 30, 2009.

•	“Delinquencies, excluding non-accrual loans, remained basically unchanged at $24.9 million (compared to $24.4 million at June 30, 2009); however these delinquencies as a percent of the portfolio increased to 1.52% at September 30, 2009, compared to 1.39% of the portfolio at June 30, 2009 due to reductions in the size of the portfolio at September 30, 2009.

•	“Net charge-offs in the third quarter of 2009 increased to $7.0 million versus $3.6 million in the second quarter of 2009.

•	“The allowance coverage for Residential loans was increased during the third quarter of 2009 to 1.45% of the related portfolio reflecting increased non-accrual balances and the decline in certain underlying collateral values.
     “We continue to expect that the delinquency levels and loss trends in the Residential portfolio will continue to mirror the broader economy and unemployment trends.

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     Consumer Loans — “Our Consumer Loan portfolio had an outstanding balance of $693.0 million at September 30, 2009. BankAtlantic does not have a credit card portfolio; home equity loans represent 98% of this Consumer portfolio. All of our home equity loans were originated by us in our local markets with central underwriting. Approximately 24% of the loans in this portfolio are secured by first mortgages.
•	“Non-accrual balances decreased slightly during the third quarter of 2009 by $0.5 million to $11.3 million at September 30, 2009.

•	“Delinquencies, excluding non-accrual loans, increased to $13.7 million or 1.97% of the portfolio at September 30, 2009, compared to $9.9 million or 1.40% of the portfolio at June 30, 2009. We believe the increase in delinquencies during the quarter may have resulted in part from actions we took at the end of the second quarter 2009 to reduce credit availability on certain higher risk lines of credit.

•	“Net charge-offs in the third quarter of 2009 increased to $12.3 million versus $9.0 million in the second quarter of 2009, however we believe this increase may have been primarily due to the timing of billing and charge-off cycles between the second and third quarters.

•	“The allowance coverage for Consumer loans was increased during the third quarter of 2009 to 6.02% of the related portfolio reflecting increased delinquencies and the decline in certain underlying collateral values.
     “We continue to work diligently with borrowers experiencing difficulties, and continue to believe delinquency and charge-off trends in this portfolio will mirror the Florida economy, unemployment trends and declines in housing prices.
Capital
          “During the third quarter of 2009, management continued to focus on capital levels. Capital ratios at September 30, 2009 remained well above all of the regulatory defined well-capitalized thresholds. Capital ratios at September 30, 2009 were:
•	Core capital 8.3% (vs. regulatory well capitalized level of 5%)

•	Tier 1 risk-based capital 11.6% (vs. regulatory well capitalized level of 6%)

•	Total risk-based capital 13.5% (vs. regulatory well capitalized level of 10%)

•	Tangible capital/tangible assets 8.4%.

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Key activities during the third quarter of 2009 which impacted capital levels included:
•	Reduced total and risk-based assets through balance sheet de-leveraging activities (primarily through repayment of borrowings with proceeds from scheduled loan and securities payments and pay downs, and sales of investment securities);

•	Capital contribution of $75 million from BankAtlantic Bancorp; and

•	Continued suspension of dividends from BankAtlantic.”
BankAtlantic Bancorp:
          Alan B. Levan further commented, “As noted previously, during the third quarter of 2009, BankAtlantic Bancorp completed its rights offering and received approximately $76 million of proceeds in connection with the exercise of rights by its shareholders. As a result, Bancorp issued an aggregate of approximately 38 million shares of its Class A Common Stock to participating shareholders. Upon completion of the rights offering, the Company and BankAtlantic reported that they were withdrawing their application to participate in the U.S. Treasury’s Capital Purchase Program.
          “On September 30, 2009, Bancorp contributed $75.0 million in capital to BankAtlantic. While BankAtlantic did not require this capital contribution to maintain well-capitalized levels, Bancorp continues to demonstrate its intent to support BankAtlantic. Year-to-date, Bancorp has contributed $105 million in capital to BankAtlantic.
          Asset Workout Subsidiary — “As previously discussed, during the first quarter of 2008, Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets has no impact on BankAtlantic’s operations or capital, but will be included in Bancorp’s consolidated results. These assets, as with all other assets and liabilities of Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.
          “The loans held by the workout subsidiary totaled $56.8 million with specific loan reserves of $18.7 million at September 30, 2009. During the third quarter of 2009, these loans were written-down by $8.1 million and one loan totaling $2.2 million was transferred to Real

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Estate Owned. The breakdown of the non-accrual loans held by the Company’s asset workout subsidiary at September 30, 2009 was as follows:
•	“Builder land bank loans: Consisting of 3 loans aggregating $15.5 million.

•	“Land acquisition and development loans: Consisting of 4 loans aggregating $14.0 million.

•	“Land acquisition, development and construction loans: Consisting of 7 loans aggregating $18.5 million.

•	“Commercial business loans: Consisting of 3 loans aggregating $5.6 million.
     “We are hopeful that recently announced economic data are positive signs of an improved operating environment for our customers. While we must continue to be vigilant and prepared for continued economic stress, we look forward to a bright future for Florida, our customers and BankAtlantic,” concluded Alan B. Levan.
Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com.
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.
Additionally, copies of BankAtlantic Bancorp’s third quarter 2009 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

BankAtlantic Bancorp plans to host an investor and media teleconference call and webcast on Thursday, October 22, 2009, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
          To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to (706) 634-5752. Domestic and international callers should reference conference ID number 36178755.
          A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Thursday, November 5, 2009. To access the replay

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option in the U.S. and Canada, the toll free number to call is (800) 642-1687. International calls for the replay may be placed at (706) 645-9291. The replay digital conference ID number for both domestic and international calls is 36178755.
Webcast Information:
          Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=63091. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Monday, November 23, 2009.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com, and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, decreases in real estate values, and increased unemployment on our business generally, our regulatory capital ratios and the ability of our borrowers to service their obligations and of our customers to maintain account balances; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, and Commercial business loans, and conditions specifically in those market sectors; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; BankAtlantic’s seven-day banking initiatives and other initiatives not resulting in continued

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growth of core deposits or increasing average balances of new deposit accounts or producing results which do not justify their costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; and the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance, actual or estimated new account openings and growth may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company cautions that the foregoing factors are not exclusive.

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Supplemental Financial Information
Third Quarter 2009

Release Date: October 22, 2009

This information is preliminary, unaudited and based on data available at the time of the release.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Nine
		For the Three Months Ended					Months Ended
		9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Earnings (in thousands):
Net loss from continuing operations		$(52,089)	(38,356)	(46,611)	(164,335)	(10,982)	(137,056)	(54,909)
Net loss		$(52,589)	(38,356)	(42,410)	(153,770)	(6,063)	(133,355)	(48,869)
Pre-tax core operating earnings	(note 1)	$18,463	12,238	10,953	(2,111)	16,323	41,654	41,994

Average Common Shares Outstanding (in thousands):
Basic		15,096	15,093	15,090	15,087	15,082	15,093	15,077
Diluted		15,096	15,093	15,090	15,087	15,082	15,093	15,077

Key Performance Ratios
Diluted loss per share from continuing operations	(note 2)	$(3.45)	(2.54)	(3.09)	(10.89)	(0.73)	(9.08)	(3.64)
Diluted loss per share	(note 2)	$(3.48)	(2.54)	(2.81)	(10.19)	(0.40)	(8.84)	(3.24)
Non-GAAP Key Performance Ratios
Return on average tangible assets from continuing operations	(note 3)%	(4.14)	(2.88)	(3.24)	(10.96)	(0.69)	(3.40)	(1.17)
Return on average tangible equity from continuing operations	(note 3)%	(132.56)	(80.39)	(81.46)	(192.00)	(12.76)	(95.16)	(20.26)

Average Balance Sheet Data (in millions):
Assets		$5,046	5,351	5,775	6,073	6,397	5,388	6,327
Tangible assets — Non-GAAP	(note 3)	$5,030	5,334	5,749	5,999	6,322	5,368	6,252
Loans, gross		$4,134	4,302	4,435	4,482	4,544	4,289	4,586
Investments		$575	705	947	1,054	1,347	741	1,226
Deposits and escrows		$4,046	4,089	3,986	3,917	3,935	4,041	3,930
Stockholders’ equity		$166	205	250	410	415	206	436
Tangible stockholders’ equity — Non-GAAP	(note 3)	$157	191	229	342	344	192	361

Period End ($ in thousands)
Total loans, net		$3,845,837	4,036,754	4,212,536	4,326,651	4,405,098
Total assets		$4,941,189	5,261,025	5,570,760	5,814,557	6,227,884
Total stockholders’ equity		$189,442	166,567	207,015	243,968	400,233
Class A common shares outstanding		48,245,042	10,264,106	10,259,344	10,258,057	10,254,570
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		$3.85	14.82	18.43	21.72	35.63
Tangible book value per share — Non-GAAP	(note 4)	$3.64	13.85	17.18	20.08	29.47
High stock price for the quarter		$6.68	4.75	5.67	11.82	15.00
Low stock price for the quarter		$2.60	1.99	0.66	2.25	4.05
Closing stock price		$2.90	3.86	2.01	5.80	8.20
Notes:
(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, FDIC special assessment and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(2)	Diluted and basic loss per share are the same for all periods presented.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(4)	Tangible book value per share is defined as stockholders’ equity less goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	September 30,	December 31,
(in thousands)	2009	2008
ASSETS
Cash and cash equivalents	$207,921	158,957
Securities available for sale (at fair value)	355,511	701,845
Investment securities (approximate fair value: $3,768 and $2,503)	2,036	2,036
Tax certificates, net of allowance of $6,881 and $6,064	138,401	213,534
Loans receivable, net of allowance for loan losses of $184,662 and $137,257	3,845,837	4,326,651
Federal Home Loan Bank stock, at cost which approximates fair value	48,751	54,607
Real estate held for development and sale	17,218	18,383
Real estate owned	37,075	19,045
Office properties and equipment, net	205,248	216,978
Goodwill and other intangible assets	16,139	26,244
Other assets	67,052	76,277

Total assets	$4,941,189	5,814,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$809,749	741,691
Savings	425,508	419,494
NOW	1,238,542	992,762
Money market	372,442	427,762
Certificates of deposit	1,113,238	1,344,659

Total deposits	3,959,479	3,926,368
Advances from FHLB	342,016	967,028
Securities sold under agreements to repurchase	33,437	46,084
Federal funds purchased and other short term borrowings	2,759	238,339
Subordinated debentures and bonds payable	22,738	22,864
Junior subordinated debentures	304,944	294,195
Other liabilities	86,374	75,711

Total liabilities	4,751,747	5,570,589

Stockholders’ equity:
Common stock	493	113
Additional paid-in capital	295,754	218,974
Retained (deficit) earnings	(100,969)	32,667

Total stockholders’ equity before accumulated other comprehensive loss	195,278	251,754
Accumulated other comprehensive loss	(5,836)	(7,786)

Total stockholders’ equity	189,442	243,968

Total liabilities and stockholders’ equity	$4,941,189	5,814,557

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008

INTEREST INCOME:
Interest and fees on loans	$45,028	47,747	49,678	56,660	60,843	142,453	190,562
Interest on securities available for sale	4,766	6,328	8,559	9,434	9,966	19,653	31,009
Interest on tax certificates	3,793	3,061	4,193	4,769	8,893	11,047	17,384
Interest and dividends on investments	161	44	179	250	1,482	384	4,448

Total interest income	53,748	57,180	62,609	71,113	81,184	173,537	243,403

INTEREST EXPENSE:
Interest on deposits	9,420	11,527	12,987	15,610	15,552	33,934	48,653
Interest on advances from FHLB	2,494	5,082	7,164	10,162	13,401	14,740	40,780
Interest on short-term borrowed funds	9	19	172	151	330	200	2,334
Interest on long-term debt	3,973	4,280	4,538	6,008	5,484	12,791	16,987

Total interest expense	15,896	20,908	24,861	31,931	34,767	61,665	108,754

NET INTEREST INCOME	37,852	36,272	37,748	39,182	46,417	111,872	134,649
Provision for loan losses	63,586	43,494	44,277	38,452	31,214	151,357	121,349

NET INTEREST INCOME AFTER PROVISION	(25,734)	(7,222)	(6,529)	730	15,203	(39,485)	13,300

NON-INTEREST INCOME:
Service charges on deposits	19,767	19,347	18,685	21,501	23,924	57,799	72,404
Other service charges and fees	7,355	8,059	7,025	7,096	7,309	22,439	21,863
Securities activities, net	4,774	693	4,440	(3,320)	1,132	9,907	5,359
Other	3,711	3,423	2,959	2,576	2,831	10,093	10,085

Total non-interest income	35,607	31,522	33,109	27,853	35,196	100,238	109,711

NON-INTEREST EXPENSE:
Employee compensation and benefits	24,876	25,935	28,806	28,882	31,679	79,617	100,015
Occupancy and equipment	14,553	14,842	14,911	16,228	15,996	44,306	48,554
Advertising and business promotion	1,549	1,979	2,832	4,348	3,430	6,360	11,987
Professional fees	3,470	2,695	3,326	4,622	3,160	9,491	8,139
Check losses	1,146	991	844	1,854	2,094	2,981	6,913
Supplies and postage	1,035	999	1,004	1,294	1,080	3,038	3,368
Telecommunication	353	586	698	866	753	1,637	3,586
Cost associated with debt redemption	5,431	1,441	591	1,236	—	7,463	2
Provision for tax certificates	(198)	1,414	1,486	3,641	2,838	2,702	3,645
Impairment of goodwill	—	—	9,124	48,284	—	9,124	—
Impairment, restructuring and exit activities	1,730	1,817	2,086	3,620	522	5,633	6,409
FDIC special assessment	—	2,428	—	—	—	2,428	—
Other	8,014	7,529	7,483	11,052	7,098	23,026	19,804

Total non-interest expense	61,959	62,656	73,191	125,927	68,650	197,806	212,422

Loss from continuing operations before income taxes	(52,086)	(38,356)	(46,611)	(97,344)	(18,251)	(137,053)	(89,411)
Provision (benefit) for income taxes	3	—	—	66,991	(7,269)	3	(34,502)

Loss from continuing operations	(52,089)	(38,356)	(46,611)	(164,335)	(10,982)	(137,056)	(54,909)
Discontinued operations	(500)	—	4,201	10,565	4,919	3,701	6,040

Net loss	$(52,589)	(38,356)	(42,410)	(153,770)	(6,063)	(133,355)	(48,869)

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

Loans:
Residential real estate		$1,698,715	1,821,553	1,916,589	1,956,429	2,010,749
Commercial real estate		1,262,163	1,291,536	1,305,809	1,309,670	1,320,678
Consumer		717,473	730,988	744,371	754,709	755,050
Commercial business		140,621	141,254	146,703	138,598	135,909
Small business		314,672	316,287	321,991	322,417	322,048

Total Loans		4,133,644	4,301,618	4,435,463	4,481,823	4,544,434
Investments		575,183	704,874	947,219	1,054,126	1,346,852

Total interest earning assets		4,708,827	5,006,492	5,382,682	5,535,949	5,891,286
Goodwill and core deposit intangibles		16,297	16,618	25,971	74,166	75,029
Other non-interest earning assets		321,070	327,876	365,847	462,813	430,683

Total assets		$5,046,194	5,350,986	5,774,500	6,072,928	6,396,998

Tangible assets — Non-GAAP	(note 3)	$5,029,897	5,334,368	5,748,529	5,998,762	6,321,969

Deposits:
Demand deposits		$808,817	810,006	775,982	770,152	812,505
Savings		431,516	451,122	441,278	425,256	471,270
NOW		1,237,459	1,159,531	1,047,116	958,389	955,392
Money market		392,344	412,065	421,883	461,253	557,343
Certificates of deposit		1,175,821	1,256,299	1,300,056	1,301,953	1,138,615

Total deposits		4,045,957	4,089,023	3,986,315	3,917,003	3,935,125
Short-term borrowed funds		31,905	45,433	253,317	110,080	79,503
FHLB advances		410,628	625,254	903,077	1,258,944	1,598,111
Long-term debt		324,729	320,945	317,184	319,400	320,283

Total borrowings		767,262	991,632	1,473,578	1,688,424	1,997,897
Other liabilities		66,855	65,599	65,092	57,852	48,981

Total liabilities		4,880,074	5,146,254	5,524,985	5,663,279	5,982,003

Stockholders’ equity		166,120	204,732	249,515	409,649	414,995

Total liabilities and stockholders’ equity		$5,046,194	5,350,986	5,774,500	6,072,928	6,396,998

Other comprehensive (loss) income in stockholders’ equity		(7,356)	(2,729)	(5,347)	(6,874)	(4,184)

Tangible stockholders’ equity — Non-GAAP	(note 3)	$157,179	190,843	228,891	342,357	344,150

Net Interest Margin		3.23%	2.89%	2.78%	2.85%	3.16%

Consolidated BankAtlantic Bancorp and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

(in thousands)		As of
		9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Nonaccrual loans:
BankAtlantic		$294,865	295,448	271,444	208,088	89,742
Parent- Work out Sub		53,520	64,558	74,321	79,327	82,059

Consolidated nonaccrual loans		$348,385	360,006	345,765	287,415	171,801

Net Charge-offs:
BankAtlantic		$(43,092)	(25,773)	(22,453)	(12,633)	(14,913)
Parent- Work out Sub		(8,051)	(3,898)	(684)	(2,699)	(8,290)

Consolidated charge-offs		$(51,143)	(29,671)	(23,137)	(15,332)	(23,203)

Loan Provision:
BankAtlantic		$52,246	35,955	43,520	31,770	22,924
Parent- Work out Sub		11,340	7,539	757	6,682	8,290

Consolidated loan provision		$63,586	43,494	44,277	38,452	31,214

Allowance for Loan Loss:
BankAtlantic		$165,975	156,821	146,639	125,572	106,435
Parent- Work out Sub		18,688	15,399	11,758	11,685	7,702

Consolidated allowance for loan loss		$184,663	172,220	158,397	137,257	114,137

Nonperforming Assets:
BankAtlantic		$328,685	328,775	294,505	228,574	112,113
Parent- Work out Sub		59,787	68,640	74,321	79,327	82,059

Consolidated nonperforming assets		$388,472	397,415	368,826	307,901	194,172

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	4.58	4.09	3.62	3.07	2.53
Allowance to nonaccrual loans	%	53.01	47.84	45.81	47.76	66.44
Provision to average loans	%	6.15	4.04	3.99	3.43	2.75
Nonperforming loans, gross to total loans	%	8.64	8.55	7.91	6.44	3.80
Nonperforming assets, gross to total loans and other assets	%	9.22	8.97	8.07	6.55	4.01

BankAtlantic Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP Financial Measures to Non-GAAP Measures
Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are unusual or that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings
						For the Nine
(in thousands)	For the Three Months Ended					Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Loss from continuing operations before income taxes	$(52,086)	(38,356)	(46,611)	(97,344)	(18,251)	(137,053)	(89,411)
Costs associated with debt redemption	5,431	1,441	591	1,236	—	7,463	2
Provision for tax certificates	(198)	1,414	1,486	3,641	2,838	2,702	3,645
Impairment of goodwill	—	—	9,124	48,284	—	9,124	—
Impairment, restructuring and exit activities	1,730	1,817	2,086	3,620	522	5,633	6,409
FDIC special assessment	—	2,428	—	—	—	2,428	—
Provision for loan losses	63,586	43,494	44,277	38,452	31,214	151,357	121,349

Non-GAAP pre-tax core operating earnings	$18,463	12,238	10,953	(2,111)	16,323	41,654	41,994

Reconciliation of stockholders’ equity to tangible book value per share
($ in thousands)	For the Three Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Stockholders’ equity	$189,442	166,567	207,015	243,968	400,233
Goodwill and core deposit intangibles	(16,139)	(16,461)	(16,784)	(26,244)	(74,864)
Other comprehensive loss	5,836	5,540	2,750	7,786	5,558

Tangible book value	$179,139	155,646	192,981	225,510	330,927
Common shares outstanding, period end	49,220,267	11,239,331	11,234,569	11,233,282	11,229,795
Book value per share	$3.85	14.82	18.43	21.72	35.64

Tangible book value per share — Non-GAAP	$3.64	13.85	17.18	20.08	29.47

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
						For the Nine
($ in thousands)	For the Three Months Ended					Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Net loss from continuing operations	$(52,089)	(38,356)	(46,611)	(164,335)	(10,982)	(137,056)	(54,909)

Average total assets	5,046,194	5,350,986	5,774,500	6,072,928	6,396,998	5,387,892	6,327,487
Average goodwill and core deposit intangibles	(16,297)	(16,618)	(25,971)	(74,166)	(75,029)	(19,593)	(75,381)

Average tangible assets	5,029,897	5,334,368	5,748,529	5,998,762	6,321,969	5,368,299	6,252,106

Average stockholders’ equity	166,120	204,732	249,515	409,649	414,995	206,483	436,316
Average goodwill and core deposit intangibles	(16,297)	(16,618)	(25,971)	(74,166)	(75,029)	(19,593)	(75,381)
Other comprehensive loss	7,356	2,729	5,347	6,874	4,184	5,151	350

Average tangible stockholders’ equity	$157,179	190,843	228,891	342,357	344,150	192,041	361,285
Return on average assets from continuing operations	(-4.13)%	-2.87%	-3.23%	-10.82%	-0.69%	-10.18%	-3.47%

Return on average tangible assets from continuing operations — Non-GAAP	-4.14%	-2.88%	-3.24%	-10.96%	-0.69%	-10.21%	-3.51%

Return on average stockholders’ equity from continuing operations	-125.42%	-74.94%	-74.72%	-160.46%	-10.59%	-265.51%	-50.34%

Return on average tangible assets from continuing operations — Non-GAAP	-132.56%	-80.39%	-81.46%	-192.00%	-12.76%	-285.47%	-60.79%

BankAtlantic (Bank Operations Business Segment)
Summary of Selected Financial Data (unaudited)

							For the Nine
(in thousands except percentages)		For the Three Months Ended					Months Ended
		9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Statistics:
Average interest earning assets		$4,640,967	4,929,849	5,291,754	5,436,572	5,770,265	4,951,806	5,670,172
Average interest bearing liabilities		$3,717,691	3,992,654	4,414,439	4,571,084	4,839,138	4,039,043	4,721,230
Period end borrowings to deposits and borrowings	%	9.52	14.12	19.12	24.89	29.53	9.52	29.53
Efficiency ratio	%	77.99	83.83	96.07	162.43	78.49	85.90	81.38
Yield on interest earning assets	%	4.63	4.62	4.72	5.22	5.61	4.66	5.70
Cost of interest-bearing liabilities	%	1.30	1.70	1.90	2.30	2.45	1.65	2.64
Interest spread	%	3.33	2.92	2.82	2.92	3.16	3.01	3.06
Net interest margin	%	3.59	3.24	3.14	3.29	3.56	3.32	3.50
Non-GAAP Measures (Note 1)
Average tangible assets		$4,959,000	5,254,284	5,648,268	5,881,742	6,187,300	5,284,659	6,092,344
Average tangible equity		$376,006	391,404	401,665	492,366	486,523	389,597	473,584
Pre-tax core operating earnings		$23,908	18,877	16,218	9,561	21,667	59,003	57,609
Core operating efficiency ratio	%	68.94	74.09	78.27	87.36	74.54	73.71	77.44
Return on average tangible assets	%	(2.85)	(1.84)	(2.87)	(9.05)	(0.14)	(2.52)	(0.73)
Return on average tangible equity	%	(37.56)	(24.71)	(40.42)	(108.06)	(1.72)	(34.25)	(9.33)
Tangible capital to tangible assets	%	8.37	7.09	7.10	6.83	7.89
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	49	51	50	49	53
Percent of earning assets that have variable rates	%	51	49	50	51	47
One year Gap	%	6	2	(3)	3	(2)
Regulatory capital ratios at period end
Total risk-based capital	%	13.51	11.81	11.86	11.63	11.75
Tier I risk-based capital	%	11.60	9.93	10.01	9.80	9.95
Core capital	%	8.31	7.01	6.97	6.80	6.89
Note 1
See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008

Net interest income	$41,485	40,078	41,769	44,525	51,195	123,332	149,123
Provision for loan losses	52,246	35,955	43,520	31,770	22,924	131,721	103,613

Net interest income after provision for loan losses	(10,761)	4,123	(1,751)	12,755	28,271	(8,389)	45,510

Non-interest income
Service charges on deposits	19,767	19,347	18,685	21,501	23,924	57,799	72,404
Other service charges and fees	7,355	8,059	7,025	7,096	7,309	22,439	21,863
Securities activities, net	4,774	2,067	4,320	93	1	11,161	2,302
Other non-interest income	3,596	3,303	2,835	2,419	2,684	9,734	9,630

Total non-interest income	35,492	32,776	32,865	31,109	33,918	101,133	106,199

Non-interest expense
Employee compensation and benefits	23,917	24,985	28,078	29,137	30,353	76,980	96,714
Occupancy and equipment	14,553	14,842	14,910	16,227	15,993	44,305	48,547
Advertising and business promotion	1,514	1,846	2,781	4,243	3,388	6,141	11,813
Professional fees	2,752	2,336	2,944	4,019	2,696	8,032	6,960
Check losses	1,146	991	844	1,854	2,094	2,981	6,913
Supplies and postage	987	991	1,000	1,220	1,076	2,978	3,360
Telecommunication	348	580	694	860	748	1,622	3,570
Cost associated with debt redemption	5,431	1,441	591	1,236	—	7,463	2
Provision for tax certificates	(198)	1,414	1,486	3,641	2,838	2,702	3,645
Impairment of goodwill	—	—	9,124	48,284	—	9,124	—
Impairment, restructuring and exit activities	1,730	1,817	2,086	3,620	522	5,633	6,409
FDIC special assessment	—	2,428	—	—	—	2,428	—
Other	7,852	7,406	7,165	8,513	7,098	22,423	19,836

Total non-interest expense	60,032	61,077	71,703	122,854	66,806	192,812	207,769

Loss from bank operations business segment before income taxes	(35,301)	(24,178)	(40,589)	(78,990)	(4,617)	(100,068)	(56,060)
Provision (benefit) for income taxes	3	—	—	54,022	(2,525)	3	(22,928)

Net loss from bank operations business segment	$(35,304)	(24,178)	(40,589)	(133,012)	(2,092)	(100,071)	(33,132)

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008

ASSETS
Loans receivable, net	$3,807,800	3,984,305	4,147,713	4,256,741	4,328,467
Investment securities	187,152	227,861	221,392	268,141	371,181
Available for sale securities	355,340	431,762	518,871	700,250	731,279
Goodwill	13,081	13,081	13,081	22,205	70,489
Core deposit intangible asset	3,058	3,380	3,703	4,039	4,375
Other assets	515,954	529,322	583,843	462,314	607,188

Total assets	$4,882,385	5,189,711	5,488,603	5,713,690	6,112,979

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$809,749	802,446	798,687	741,691	767,179
Savings	425,508	438,127	457,991	419,494	432,246
NOW	1,238,542	1,187,742	1,084,744	992,762	938,366
Money market	372,442	395,903	413,777	427,762	494,505
Certificates of deposit	1,113,238	1,230,829	1,298,114	1,344,659	1,235,936

Total deposits	3,959,479	4,055,047	4,053,313	3,926,368	3,868,232
Advances from Federal Home Loan Bank	342,016	597,020	817,024	967,028	1,468,032
Short term borrowings	51,825	47,039	118,077	311,074	127,041
Long term debt	22,738	22,781	22,822	22,864	26,098
Other liabilities	83,085	84,454	72,279	71,643	72,552

Total liabilities	4,459,143	4,806,341	5,083,515	5,298,977	5,561,955
Stockholder’s equity	423,242	383,370	405,088	414,713	551,024

Total liabilities and stockholder’s equity	$4,882,385	5,189,711	5,488,603	5,713,690	6,112,979

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	September 30, 2009			September 30, 2008
(in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,698,715	21,320	5.02%	$2,010,749	27,275	5.43%
Commercial real estate	1,196,418	11,566	3.87	1,229,755	17,687	5.75
Consumer	717,473	5,245	2.92	755,050	7,951	4.21
Commercial business	139,085	1,833	5.27	134,374	2,414	7.19
Small business	314,672	5,004	6.36	322,048	5,458	6.78

Total loans	4,066,363	44,968	4.42	4,451,976	60,785	5.46
Investments	574,604	8,700	6.06	1,318,289	20,159	6.12

Total interest earning assets	4,640,967	53,668	4.63%	5,770,265	80,944	5.61%

Goodwill and core deposit intangibles	16,297			75,029
Other non-interest earning assets	318,033			417,035

Total Assets	$4,975,297			$6,262,329

Deposits:
Savings	$431,516	367	0.34%	$471,270	963	0.81%
NOW	1,237,459	1,930	0.62	955,392	2,256	0.94
Money market	392,344	642	0.65	557,343	2,089	1.49
Certificates of deposit	1,175,821	6,480	2.19	1,138,615	10,244	3.58

Total interest bearing deposits	3,237,140	9,419	1.15	3,122,620	15,552	1.98

Short-term borrowed funds	47,186	15	0.13	92,319	378	1.63
Advances from FHLB	410,628	2,494	2.41	1,598,111	13,401	3.34
Long-term debt	22,737	255	4.45	26,088	418	6.37

Total interest bearing liabilities	3,717,691	12,183	1.30	4,839,138	29,749	2.45
Demand deposits	808,802			812,402
Non-interest bearing other liabilities	63,870			53,279

Total Liabilities	4,590,363			5,704,819
Stockholder’s equity	384,934			557,510

Total liabilities and stockholder’s equity	$4,975,297			$6,262,329

Net interest income/ net interest spread		41,485	3.33%		51,195	3.16%

Margin
Interest income/interest earning assets			4.63%			5.61%
Interest expense/interest earning assets			1.04			2.05

Net interest margin			3.59%			3.56%

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2009			September 30, 2008
(in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,811,487	69,736	5.13%	$2,086,286	85,396	5.46%
Commercial real estate	1,214,049	35,802	3.93	1,242,058	54,162	5.81
Consumer	730,846	15,946	2.91	740,221	26,778	4.82
Commercial business	141,301	5,655	5.34	131,055	7,178	7.30
Small business	317,623	15,020	6.31	320,328	16,873	7.02

Total loans	4,215,306	142,159	4.50	4,519,948	190,387	5.62
Investments	736,500	30,908	5.60	1,150,224	51,996	6.03

Total interest earning assets	4,951,806	173,067	4.66%	5,670,172	242,383	5.70%

Goodwill and core deposit intangibles	19,593			75,381
Other non-interest earning assets	332,853			422,172

Total Assets	$5,304,252			$6,167,725

Deposits:
Savings	$441,270	1,258	0.38%	$529,723	4,265	1.08%
NOW	1,148,733	5,155	0.60	941,297	6,837	0.97
Money market	408,656	2,089	0.68	594,338	7,674	1.72
Certificates of deposit	1,243,603	25,431	2.73	1,016,390	29,878	3.93

Total deposits	3,242,262	33,933	1.40	3,081,748	48,654	2.11

Short-term borrowed funds	129,487	223	0.23	142,181	2,490	2.34
Advances from FHLB	644,516	14,740	3.06	1,471,029	40,780	3.70
Long-term debt	22,778	839	4.92	26,272	1,336	6.79

Total interest bearing liabilities	4,039,043	49,735	1.65	4,721,230	93,260	2.64
Demand deposits	798,390			848,558
Non-interest bearing other liabilities	62,751			49,308

Total Liabilities	4,900,184			5,619,096
Stockholder’s equity	404,068			548,629

Total liabilities and stockholder’s equity	$5,304,252			$6,167,725

Net interest income/net interest spread		123,332	3.01%		149,123	3.06%

Margin
Interest income/interest earning assets			4.66%			5.70%
Interest expense/interest earning assets			1.34			2.20

Net interest margin			3.32%			3.50%

BankAtlantic (Bank Operations Business Segment)
Allowance for Loan Loss and Credit Quality

						For the Nine
(in thousands)	For the Three Months Ended					Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Allowance for Loan Losses

Beginning balance	$156,821	146,639	125,572	106,435	98,424	125,572	94,020

Charge-offs:
Residential real estate	(7,174)	(3,923)	(4,588)	(2,088)	(1,077)	(15,685)	(2,728)
Commercial real estate	(21,541)	(10,530)	(5,565)	—	(4,965)	(37,636)	(60,057)
Commercial business	—	(516)	—	—	—	(516)	—
Consumer	(12,490)	(9,118)	(10,321)	(9,197)	(7,684)	(31,929)	(19,745)
Small business	(2,249)	(2,347)	(2,771)	(1,755)	(1,471)	(7,367)	(3,131)

Total charge-offs	(43,454)	(26,434)	(23,245)	(13,040)	(15,197)	(93,133)	(85,661)

Recoveries:
Residential real estate	133	360	323	130	75	816	267
Commercial real estate	—	—	278	—	—	278	—
Commercial business	—	5	1	3	9	6	38
Consumer	157	130	95	163	63	382	281
Small business	72	166	95	111	137	333	317

Total recoveries	362	661	792	407	284	1,815	903

Net charge-offs	(43,092)	(25,773)	(22,453)	(12,633)	(14,913)	(91,318)	(84,758)
Transfer specific reserves to Parent	—	—	—	—	—	—	(6,440)
Provision for loan losses	52,246	35,955	43,520	31,770	22,924	131,721	103,613

Ending balance	$165,975	156,821	146,639	125,572	106,435	165,975	106,435

		As of
		9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Credit Quality
Nonaccrual loans
Commercial real estate		$189,720	204,104	204,560	161,947	56,419
Consumer		11,336	11,821	7,984	6,763	5,867
Small business		9,693	8,916	7,383	4,644	3,911
Residential real estate		76,022	64,720	45,630	34,734	23,545
Commercial business		8,094	5,887	5,887	—	—

Total Nonaccrual loans		294,865	295,448	271,444	208,088	89,742
Nonaccrual tax certificates		3,011	3,091	1,298	1,441	2,317
Real estate owned		30,796	30,213	21,763	19,045	20,054
Other repossessed assets		13	23	—	—	—

Total nonperforming assets		$328,685	328,775	294,505	228,574	112,113

Allowance for loan losses to total loans	%	4.18	3.79	3.41	2.87	2.40
Allowance to nonaccrual loans	%	56.29	53.08	54.02	60.35	118.60
Provision to average loans	%	5.14	3.40	4.00	2.89	2.06
Annualized net charge-offs to average loans	%	4.24	2.44	2.06	1.15	1.34
Nonperforming loans to total loans	%	7.42	7.13	6.32	4.75	2.02
Nonperforming assets to total loans and other assets	%	7.92	7.54	6.55	4.95	2.36

BankAtlantic (Bank Operations Business Segment)
Delinquencies, Excluding Non-Accrual Loans, at Period-End

		9/30/2009		6/30/2009		3/31/2009		12/31/2008		9/30/2008
Commercial real estate	%	1.07	*	0.72	*	2.39	*	1.34	*	0.41
Consumer	%	1.97		1.40		1.71		1.60		1.17
Small business	%	1.25		1.12		2.11		1.31		0.95
Residential real estate	%	1.52	**	1.39	**	1.46	**	1.04		0.79
Commercial business	%	3.27		—		0.13		—		—

Total BankAtlantic	%	1.51	*	1.13	*	1.77	*	1.20	*	0.73

*	Excludes $0, $14.3 million, $15.7 million, $58.5 million and $26 million of Commercial Real Estate loans at September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 1.90%, 3.68%, 6.12% and 2.52% and total BankAtlantic delinquencies would have been 1.50%, 2.14%, 2.54% and 1.31% at June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.

**	Includes $1.6 billion, $1.7 billion and $1.8 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.44%, 1.38%, 1.38% as of September 30, 2009, June 30, 2009 and March 31, 2009, respectively.
BankAtlantic (Bank Operations Business Segment)
Loan Provision & Allowance for Loan Losses

		Allowance	% of Reserves
	3Q 2009	for Loan	to Total
($ in thousands)	Loan Provision	Losses	Loans
Commercial real estate	$30,083	88,164	7.56%
Consumer	11,686	41,735	6.02
Small business	2,125	9,178	2.93
Residential real estate	8,352	23,724	1.45
Commercial business	—	3,174	2.13

Total BankAtlantic	$52,246	165,975	4.18%

BankAtlantic (Bank Operations Business Segment)
Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are unusual or that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are unusual or that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues, excluding items that are unusual or that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from bank operations business segment before income taxes to pre-tax core operating earnings
						For the Nine
($ in thousands)	For the Three Months Ended					Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Loss from bank operations business segment before income taxes	$(35,301)	(24,178)	(40,589)	(78,990)	(4,617)	(100,068)	(56,060)
Costs associated with debt redemption	5,431	1,441	591	1,236	—	7,463	2
Provision for tax certificates	(198)	1,414	1,486	3,641	2,838	2,702	3,645
Impairment of goodwill	—	—	9,124	48,284	—	9,124	—
Impairment, restructuring and exit activities	1,730	1,817	2,086	3,620	522	5,633	6,409
FDIC special assessment	—	2,428	—	—	—	2,428	—
Provision for loan losses	52,246	35,955	43,520	31,770	22,924	131,721	103,613

Non-GAAP pre-tax core operating earnings	$23,908	18,877	16,218	9,561	21,667	59,003	57,609

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio
						For the Nine
($ in thousands)	For the Three Months Ended					Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Non-interest expense	$60,032	61,077	71,703	122,854	66,806	192,812	207,769
Costs associated with debt redemption	(5,431)	(1,441)	(591)	(1,236)	—	(7,463)	(2)
Provision for tax certificates	198	(1,414)	(1,486)	(3,641)	(2,838)	(2,702)	(3,645)
Impairment of goodwill	—	—	(9,124)	(48,284)	—	(9,124)	—
Impairment, restructuring and exit activities	(1,730)	(1,817)	(2,086)	(3,620)	(522)	(5,633)	(6,409)
FDIC special assessment	—	(2,428)	—	—	—	(2,428)	—

Core expenses	$53,069	53,977	58,416	66,073	63,446	165,462	197,713

Net interest income	41,485	40,078	41,769	44,525	51,195	123,332	149,123
Non-interest income	35,492	32,776	32,865	31,109	33,918	101,133	106,199

Total revenues	$76,977	72,854	74,634	75,634	85,113	224,465	255,322

Non-GAAP core operating efficiency ratio	68.94%	74.09%	78.27%	87.36%	74.54%	73.71%	77.44%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
						For the Nine
($ in thousands)	For the Three Months Ended					Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Net loss from bank operations business segment	$(35,304)	(24,178)	(40,589)	(133,012)	(2,092)	(100,071)	(33,132)

Average total assets	4,975,297	5,270,902	5,674,239	5,955,908	6,262,329	5,304,252	6,167,725
Average goodwill and core deposit intangibles	(16,297)	(16,618)	(25,825)	(74,166)	(75,029)	(19,593)	(75,381)

Average tangible assets	4,959,000	5,254,284	5,648,414	5,881,742	6,187,300	5,284,659	6,092,344

Average stockholders’ equity	384,934	405,382	422,154	560,382	557,510	404,068	548,629
Average goodwill and core deposit intangibles	(16,297)	(16,618)	(25,825)	(74,166)	(75,029)	(19,593)	(75,381)
Other comprehensive loss	7,369	2,640	5,336	6,150	4,042	5,122	336

Average tangible stockholder’s equity	$376,006	391,404	401,665	492,366	486,523	389,597	473,584
Return on average assets from continuing operations	-2.84%	-1.83%	-2.86%	-8.93%	-0.13%	-2.52%	-0.72%

Return on average tangible assets from continuing operations — Non-GAAP	-2.85%	-1.84%	-2.87%	-9.05%	-0.14%	-2.52%	-0.73%

Return on average stockholders’ equity from continuing operations	-36.69%	-23.86%	-38.46%	-94.94%	-1.50%	-33.02%	-8.05%

Return on average tangible assets from continuing operations — Non-GAAP	-37.56%	-24.71%	-40.42%	-108.06%	-1.72%	-34.25%	-9.33%

Reconciliation of stockholder’s equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets
	For the Three Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Stockholder’s equity	$423,242	383,370	405,088	414,713	551,024
Goodwill and core deposit intangibles	(16,139)	(16,461)	(16,784)	(26,244)	(74,864)

Total tangible capital	407,103	366,909	388,304	388,469	476,160

Total assets	4,882,385	5,189,711	5,488,603	5,713,690	6,112,979
Goodwill and core deposit intangibles	(16,139)	(16,461)	(16,784)	(26,244)	(74,864)

Total tangible assets	$4,866,246	$5,173,250	$5,471,819	$5,687,446	$6,038,115

Non-GAAP tangible capital to tangible assets	8.37%	7.09%	7.10%	6.83%	7.89%

Reconciliation of total deposits to core deposits
(in thousands)	For the Three Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Total deposits	$3,959,479	4,055,047	4,053,313	3,926,368	3,868,232
Money market	(372,442)	(395,903)	(413,777)	(427,762)	(494,505)
Certificates of deposit	(1,113,238)	(1,230,829)	(1,298,114)	(1,344,659)	(1,235,936)

Core deposits	2,473,799	2,428,315	2,341,422	2,153,947	2,137,791

Parent Company Business Segment
Condensed Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Net interest expense	$(3,633)	(3,807)	(4,021)	(5,343)	(4,778)	(11,461)	(14,476)
Provision for loan losses	11,340	7,539	757	6,682	8,290	19,636	17,736

Net interest income after provision for loan losses	(14,973)	(11,346)	(4,778)	(12,025)	(13,068)	(31,097)	(32,212)

Non-interest income
Income from unconsolidated subsidiaries	109	115	118	155	143	342	445
Securities activities, net	—	(1,375)	120	(3,413)	1,131	(1,255)	3,057
Other	255	287	222	287	202	764	742

Non-interest income	364	(973)	460	(2,971)	1,476	(149)	4,244

Non-interest expense
Employee compensation and benefits	959	950	728	(255)	1,326	2,637	3,301
Advertising and business promotion	35	134	51	105	42	220	174
Professional fees	718	359	382	603	464	1,459	1,179
Other	464	416	543	2,905	210	1,423	729

Non-interest expense	2,176	1,859	1,704	3,358	2,042	5,739	5,383

Loss from parent company activities before income taxes	(16,785)	(14,178)	(6,022)	(18,354)	(13,634)	(36,985)	(33,351)
Provision (benefit) for income taxes	—	—	—	12,969	(4,744)	—	(11,574)

Net loss from parent company business segment	$(16,785)	(14,178)	(6,022)	(31,323)	(8,890)	(36,985)	(21,777)

Parent Company Business Segment
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
ASSETS
Cash	$16,105	16,122	19,860	37,116	41,031
Securities	2,207	2,250	3,289	3,631	5,727
Investment in subsidiaries	466,671	439,090	472,272	484,723	634,266
Investment in unconsolidated subsidiaries	9,161	9,052	8,937	8,820	8,820
Other assets	2,630	3,019	2,353	7,943	9,482

Total assets	$496,774	469,533	506,711	542,233	699,326

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$304,944	301,353	297,519	294,195	294,195
Other liabilities	2,388	1,613	2,177	4,070	4,898

Total liabilities	307,332	302,966	299,696	298,265	299,093

Stockholders’ equity	189,442	166,567	207,015	243,968	400,233

Total liabilities and stockholders’ equity	$496,774	469,533	506,711	542,233	699,326

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary
(in thousands)	For the Three Months Ended					For the Nine Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	9/30/2009	9/30/2008
Allowance for Loan Losses
Beginning balance	$15,399	11,758	11,685	7,702	7,702	11,685	—
Charge-offs	(8,051)	(3,898)	(684)	(2,699)	(8,290)	(12,633)	(16,474)
Specific reserves transfer from BankAtlantic	—	—	—	—	—	—	6,440
Provision for loan losses	11,340	7,539	757	6,682	8,290	19,636	17,736

Ending balance	18,688	15,399	11,758	11,685	7,702	18,688	7,702

	As of
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Credit Quality
Total Loans — gross	$56,783	67,910	76,641	81,657	84,394

Nonaccrual loans	$53,520	64,558	74,321	79,327	82,059
Specific reserves	(18,680)	(15,367)	(11,758)	(11,685)	(7,702)

Nonaccrual loans, net	$34,840	49,191	62,563	67,642	74,357
Real estate owned	6,267	4,082	—	—	—

Total nonperforming assets	$41,107	53,273	62,563	67,642	74,357

16